Exhibit 5.1

Hunton Andrews Kurth LLP File No: 059109.0000131

May 22, 2024

Mondelēz International, Inc.
905 West Fulton Market, Suite 200
Chicago, Illinois 60607

Mondelēz International, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to Mondelēz International, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 50,677,058 shares of the Company’s Class A common stock, no par value per share (the “Shares”), issuable under the Company’s 2024 Performance Incentive Plan (the “Plan”).
This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.
In connection with the foregoing, we have examined the following: (i) the Company’s the Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iii) the Company’s 2024 Performance Incentive Plan, (iv) the Registration Statement, (v) minutes from the March 18, 2024 meeting of the People and Compensation Committee of the Company’s Board of Directors as certified by the Corporate Secretary of the Company on the date hereof as being true, complete and correct, (vi) resolutions of the Company’s Board of Directors adopted on March 19, 2024 as certified by the Corporate Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, (vii) the final shareholder voting results approved on May 22, 2024 as certified by the Corporate Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, (viii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”), and (ix) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers and
ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON
LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC
www.HuntonAK.com

Mondelēz International, Inc.
May 22, 2024

public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion letter.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us, (vi) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of documents by the Company to the extent expressly set forth in our opinions below) and the validity, binding effect and enforceability thereof on such parties, (vii) the execution, delivery and performance of each incentive agreement awarded under the Plan (collectively, the “Incentive Agreements”) by each of the parties thereto do not and will not result in the breach of, or constitute a default under, any agreement, instrument or other document (other than the Virginia organizational documents of the Company, as to which we express our opinion herein) to which such party is a party, (viii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions contemplated by the Incentive Agreements, that the consummation of the transactions under the Incentive Agreements by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction, and (ix) that no parties to the documents have commenced any action toward dissolution or received notice from any governmental official regarding dissolution.
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. We have not undertaken any independent investigation of factual matters.
The law covered by the opinions expressed herein is limited to the laws of the Commonwealth of Virginia. The opinions expressed herein: (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Incentive Agreements, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally and further excluding those laws, rules and regulations that, as a matter of customary practice, are understood to be covered only when an opinion refers to them expressly; and (ii) do not include any opinion as to (a)

Mondelēz International, Inc.
May 22, 2024

the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering, (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):
1.Based solely on the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.
2.The Shares have been duly authorized by the Company and, when and to the extent issued in accordance with the terms of the Plan and any Incentive Agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
This opinion letter is rendered solely for your benefit and may not be distributed to or relied upon by any other person, quoted in whole or in part or otherwise reproduced in any other document, nor is it to be filed with any governmental agency, without our prior written consent. This opinion letter is rendered as of the date hereof and addresses only those laws, rules and regulations that are in effect, and with respect to which copies are generally available on the date hereof, and we disclaim any obligation to advise you or any other person of changes of law or facts, circumstances, events or developments that hereafter may be

Mondelēz International, Inc.
May 22, 2024

brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.
Very truly yours,

/s/ Hunton Andrews Kurth LLP